SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549-1004

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) February 1, 2005
                        -------------------
                        NORTHEAST UTILITIES
                       --------------------
      (Exact name of registrant as specified in its charter)
          MASSACHUSETTS             1-5324           04-2147929
        ---------------            ---------       ---------------
(State or other jurisdiction of   (Commission      (I.R.S. Employer
       organization)              File Number)    Identification No.)

          ONE FEDERAL STREET, BUILDING 111-4, SPRINGFIELD
   MASSACHUSETTS                                           01105
 -----------------------------------------------------------------
       (Address of principal executive offices)  (Zip Code)

                          (860) 665-5500
       (Registrant's telephone number, including area code)

                          Not Applicable
                          --------------
   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the
          Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the
          Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-
          2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
          under the Exchange Act (17 CFR 240.13e- 4(c))


Item 1.01      Entry Into A Material Definitive Agreement

     On February 1, 2005, the Compensation Committee of the Board of Trustees of Northeast Utilities ("NU") approved an amendment to the Supplemental Executive Retirement Plan for Officers of
Northeast Utilities System Companies (the "SERP"). This amendment changes the formula for calculating the target benefit under the SERP for officers of NU System Companies who become eligible for the target benefit on or after February 1, 2005. For these officers, the formula for calculating the target benefit uses an amount equal to 50 percent of the participant's Final Average Compensation. For officers who were eligible for the target benefit prior to February 1, 2005, the formula uses 60 percent of Final Average Compensation. The result is that an officer who becomes eligible for the target benefit under the SERP on or after February 1, 2005 is eligible for a smaller benefit than if he or she had become eligible for the target benefit prior to February 1, 2005.



                    [SIGNATURE PAGE TO FOLLOW]


                             SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NORTHEAST UTILITIES
                                   (Registrant)


                              By:  /s/ Randy A. Shoop
                                   Name:  Randy A. Shoop
                                   Title:   Vice President and Treasurer



Date:   February 4, 2005